As filed with the Securities and Exchange Commission on September 15, 2000
                            Registration No. 33-34499

                    ______________________________________


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                    ______________________________________


                        POST-EFFECTIVE AMENDMENT NO. 3
                                 TO FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                    ______________________________________



                           EMC INSURANCE GROUP INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

             Iowa                                           42-6234555
-------------------------------                        ---------------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                        Identification Number)

 717 Mulberry Street, Des Moines, Iowa 50309              (515) 280-2511
-------------------------------------------------     ----------------------
(Address, including zip code, and of registrant's     (Telephone number, of
 principal executive offices)                          registrant's principal
                                                        executive offices)

                               Bruce G. Kelley
                    President and Chief Executive Officer
                           EMC Insurance Group Inc.
                             717 Mulberry Street
                           Des Moines, Iowa  50309
                                (515) 280-2511

                                   Copy to:
                           G. Thomas Sullivan, Esq.
                          Nyemaster, Goode, Voigts,
                        West, Hansell & O'Brien, P.C.
                            700 Walnut, Suite 1600
                             Des Moines, IA  50309
                                (515) 283-3126
              __________________________________________________
              (Name, address, including zip code, and telephone number, including area code, of agent for service)


       Approximate date of commencement of proposed sale to the public:
              upon filing of this Post-Effective Amendment No. 3.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________
Title Of Each :Amount to be :Proposed Maximum :Proposed Maximum : Amount of
Class Of      :Registered   : Offering Price  :   Aggregate     :Registration
Securities To :             :    Per Unit     : Offering Price  :    Fee
Be Registered :   (1)       :      (2)        :    (1) (2)      :    (3)
-----------------------------------------------------------------------------
Common Stock  : 3,000,000   :    $10.125      :   $30,375,000   :   $8,019
(par value    :   Shares    :                 :                 :
  $1.00)      :             :                 :                 :
_____________________________________________________________________________

     (1) On April 27, 1990, Registration Statement No. 33-34499 was filed to register 1,000,000 shares of Common Stock, par value $1.00. On December 17, 1997, Post-Effective Amendment No. 1 to Registration Statement No. 33-34499 was filed to register an additional 1,000,000 shares of Common Stock, par value $1.00. An additional 1,000,000 shares of Common Stock, par value $1.00, are being registered hereby.

     (2) Calculated using the closing price on the NASDAQ National Market System on September 12, 2000. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

     (3) On April 27, 1990, registration fees of $1,875.00 were paid with respect to 1,000,000 shares of Common Stock pursuant to Registration Statement No. 33-34499. On December 17, 1997 registration fees of $4,130 were paid with respect to an additional 1,000,000 shares of Common Stock pursuant to Post-Effective Amendment No. 1. Registration fees of $2,014 with respect to an additional 1,000,000 shares of Common Stock pursuant to this Post-Effective Amendment No. 3 are being paid on the date hereof.

                                  PROSPECTUS
                           EMC INSURANCE GROUP INC.
  Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan

                                 Common Stock
                                 ------------

     The Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of EMC Insurance Group Inc. (the "Company") provides holders of shares of the Company's Common Stock with a variety of services, including
(1) automatic reinvestment of dividends paid on shares of EMC Insurance Group Inc. Common Stock ("Common Stock"), (2) a means of making optional cash payments of up to $5,000 per month, (3) a free custodial service for depositing Common Stock certificates with the Plan Administrator for safekeeping and (4) the ability to sell shares of Common Stock through the Plan.

     No brokerage commissions, fees or service charges will be charged to participants for purchases of shares of Common Stock made under the Plan.
Shares of Common Stock may be purchased under the Plan from the Company or in the open market or privately negotiated transactions. The price of Common Stock purchased from the Company under the Plan will be the last sale price of the Common Stock as reported on the NASDAQ National Market System on the relevant Investment Date (as defined herein) (or the next preceding day on which such price was reported if it is not reported on the Investment Date). The price of shares of Common Stock purchased in the open market or from private sources will be the weighted average cost of all shares so purchased in relation to the relevant Investment Date. There is no discount on any purchases.

     Any provision of the Plan, including the ability to invest by making optional cash payments, may be suspended, modified or eliminated at any time by the Company.

     All questions and inquiries concerning the Plan should be addressed as follows:

                                UMB Bank, n.a.
                                Securities Transfer Division
                                P. O. Box 410064
                                Kansas City, MO  64141-0064
                                Telephone:  800-884-4225
                                FAX:  816-221-0438

                      RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.
                      ____________________________________________
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      ____________________________________________

                   The date of this Prospectus is September 15, 2000

                                 AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the Commission at 1-800-SEC-0330. The information may also be obtained at the website maintained by the Commission at http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The information so omitted may be obtained from the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at the fees prescribed by the Commission.

     Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of documents are summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Commission, are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the calendar year ended December 31, 1999, filed pursuant to Section 13 of the Exchange Act.

     (2) The Company's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2000, filed pursuant to Section 13 of the Exchange Act.

     (3) The Company's Quarterly Report on Form 10-Q for the three-month period ended June 30, 2000, filed pursuant to Section 13 of the Exchange Act.

     (4) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     (5) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that such a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document.

     The Company undertakes to provide, without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement of which this Prospectus is a part (not including exhibits to the information that is incorporated by reference herein unless such exhibits are specifically incorporated by reference into the information incorporated by reference). Such oral or written request may be made to: EMC Insurance Group Inc., 717 Mulberry Street, Des Moines, Iowa 50309, Attention:
Corporate Secretary (telephone number 515-280-2511).

                                 THE COMPANY

     The Company is an insurance holding company with operations in property and casualty insurance and reinsurance. Approximately 75 percent of the Company's Common Stock is owned by Employers Mutual Casualty Company ("Employers Mutual"). The Company's property and casualty insurance business is conducted through a pool which includes Employers Mutual and other Employers Mutual affiliates. The Company's reinsurance subsidiary assumes a 100 percent quota share portion of Employers Mutual's assumed reinsurance business, exclusive of certain reinsurance contracts.

     The Company's business address is 717 Mulberry Street, Des Moines, Iowa 50309 (telephone number 515-280-2511).

                               USE OF PROCEEDS

     The Company is unable to determine and has no basis for estimating either the number of shares of Common Stock that will be purchased under the Plan or the prices at which such shares will be purchased. If the Company issues new shares of Common Stock under the Plan, the net proceeds will be added to the general funds of the Company and used for general corporate purposes.

                                   THE PLAN

Description of the Plan

     The Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") consists in its entirety of the questions and answers appearing below. The Company's Board of Directors initially approved the Plan on May 17, 1990 and approved amendments to the Plan on February 26, 1997 and November 21, 1997.

Purpose

1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide participants with a simple and convenient way to increase their ownership of shares of the Company's Common Stock by enabling shareholders of record to invest their cash dividends and/or make optional cash payments, without payment of any brokerage commission or service charge.

Features

2.   What are some of the features of the Plan?

     Participants in the Plan may (a) have cash dividends on all or less than all of their shares of Common Stock automatically reinvested and/or (b) invest optional cash payments of up to $5,000 per month (minimum payment of $50). The Plan permits participants to make optional cash payments without reinvesting any of their cash dividends, except that the dividends on any shares of Common Stock purchased or held for safekeeping under the Plan will be reinvested until such time as the participant withdraws such shares from the Plan or sells or transfers such shares. The Plan provides for fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends with respect to fractions, as well as with respect to full shares, will be credited to participants' accounts and reinvested in shares of Common Stock under the Plan. Regular statements of account will be provided for record keeping.

     The Plan also offers a "share safekeeping" service whereby participants may deposit their Common Stock certificates with the Plan Administrator and have their ownership of such Common Stock maintained on the Plan Administrator's records as part of their Plan account.

     A participant may transfer, at any time and at no cost to the participant, all or a portion of the participant's shares held under the Plan to another person or persons.

Administration

3.   Who administers the Plan?

     UMB Bank, n.a., Kansas City, Missouri (the "Plan Administrator"), administers the Plan for participants, keeps records, sends statements of accounts to participants and performs other duties relating to the Plan. The Plan Administrator purchases shares of Common Stock for use in the Plan and credits the shares to the accounts of the individual participants. Shares of Common Stock purchased under the Plan will be registered in the name of the Plan Administrator (or its nominee) and held by the Plan Administrator for each participant in the Plan.

Participation

4.   Who is eligible to participate in the Plan?

     All holders of record of shares of the Company's Common Stock are eligible to participate in the Plan. If you are a beneficial owner of Common Stock whose shares are registered in names other than your own (e.g., broker), you must become a shareholder of record by having your shares transferred into your name in order to become eligible to participate in the Plan. To do so, you should contact the broker holding the shares and arrange to withdraw those shares in certificate form. Those certificates could then be deposited with the Plan Administrator under the Share Safekeeping Service, described below in Question 16.

     The Company reserves the right to exclude any person from participation in the Plan upon giving notice of such exclusion by registered mail sent to such person's address as reflected on the Company's records. In addition, if it appears to the Company that any person is using or contemplating the use of the optional cash payment investment mechanism in a manner or with an effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its other shareholders, then the Company may decline to issue all or any portion of the shares of Common Stock for which any optional cash payment by or on behalf of such participant is tendered. Such optional cash payment (or the portion thereof not invested in shares of Common Stock) will be returned by the Plan Administrator as promptly as practicable, without interest.

5. How does an eligible shareholder sign up for the different options available under the Plan?

     An eligible shareholder may choose from a variety of services and options under the Plan, including (1) automatic reinvestment of dividends paid on shares of Common Stock, (2) optional cash payments of up to $5,000 per month, (3) a free custodial service for depositing Common Stock certificates with the Plan Administrator for safekeeping and (4) the ability to sell shares of Common Stock through the Plan.

     The Authorization Card is used to indicate to the Plan Administrator which dividend or optional cash payment option you have chosen for your Plan account. The Safekeeping Deposit Form is used to take advantage of the free custodian service for depositing Common Stock certificates with the Plan Administrator for safekeeping. If you wish to sell shares of Common Stock through the Plan, please refer to Question 19.

     BY SIGNING THE AUTHORIZATION CARD OR SAFEKEEPING DEPOSIT FORM, YOU ARE ACKNOWLEDGING THAT YOU RECEIVED A PLAN PROSPECTUS AND THAT YOU AGREE TO THE TERMS AND CONDITIONS CONTAINED HEREIN.

6.   When may a shareholder join the Plan?

     An eligible shareholder may join the Plan at any time. Once in the Plan, the shareholder will remain a participant until he or she discontinues his or her participation or sells all shares held in his or her Plan account.

     If an Authorization Card specifying reinvestment of dividends is received by the Plan Administrator no later than three (3) business days prior to the record date established for a particular dividend, reinvestment will commence with that dividend. Dividend record and payment dates for the Company's Common Stock generally have been on or about the fourth (4th) and eighteenth (18th) day, respectively, of March, June, September and December. Actual dividend record and payment dates are established by the Company's Board of Directors. A dividend payment date is referred to herein as an "Investment Date." See Question 11.

     If the Authorization Card is received after the record date established for a particular dividend, then the reinvestment of dividends will not begin until the dividend payment date following the next record date, as applicable.

     Any optional cash payments submitted with the Authorization Card will be invested on the next Investment Date, as described in Question 13.

7.   How may a participant change investment features under the Plan?

     As a participant, you may change your participation in the dividend reinvestment feature or the optional cash payment feature at any time by completing a new Authorization Card and returning it to the Plan Administrator or by writing a letter to the Plan Administrator.

Costs

8.   What are the costs to shareholders who participate in the Plan?

     The Company will pay all fees, commissions and expenses in connection with the purchase of shares of Common Stock under the Plan. The Company will also pay all costs of administration of the Plan, except when a participant sells shares held in the Plan. See Question 19.

Purchases

9.   How many shares of Common Stock will be purchased for participants?

     The number of shares to be purchased for a participant on an Investment Date depends on three factors: the amount of the participant's dividend (after deducting any required income tax withholding) on his or her Plan shares, the extent of optional cash payments made by the participant (if any) and the price of the shares of Common Stock purchased. Each participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to the total amount to be invested divided by the purchase price per share.

     The manner in which the Plan operates does not permit the company to honor a request that a specific number of shares of Common Stock be purchased.

10.  What will be the price of shares of Common Stock purchased under the Plan?

     The Plan Administrator will purchase shares from the Company, to the extent that the Company makes shares available. The Plan Administrator will purchase any other shares required for the Plan in the open market or from private sources. The price of shares purchased from the Company will be the last sale price of the Common Stock as reported on the NASDAQ National Market System on the relevant Investment Date (or the next preceding day on which such price was reported if it is not reported on the Investment Date). The price of shares purchased in the open market or from private sources will be the weighted average cost of all shares so purchased in relation to the relevant Investment Date. Purchases of shares in the open market may be made over a period of several days. No shares will be sold under the Plan at less than the par value of such shares.

11.  When is the Investment Date?

     For the reinvestment of dividends, the dividend payment date declared by the Board of Directors of the Company constitutes the "Investment Date" applicable to the reinvestment of such dividend. For the investment of optional cash payments, the Investment Date will be the fifteenth (15th) day of every calendar month except in any month in which the date on which dividends are to be paid is within five (5) calendar days of such date, in which case the Investment Date for optional cash payments will be the same as the Investment Date for the reinvestment of dividends. If any Investment Date falls on a date when the NASDAQ National Market System or the Plan Administrator is not regularly open for business, the first day immediately following such date on which the NASDAQ National Market System or the Plan Administrator is open shall be the relevant Investment Date.

12.  When will shares be purchased?

     Shares acquired from the Company will be purchased for the accounts of the participants as of the close of business on the relevant Investment Date.
Shares acquired in the open market or from private sources will be purchased promptly by the Plan Administrator and in no event later than thirty (30) days after a relevant Investment Date. These purchases may be made on the NASDAQ National Market System or in negotiated transactions, and are subject to such terms and conditions (including price and delivery) as the Plan Administrator may determine to be acceptable. Dividend and voting rights will commence upon settlement, which is normally three (3) business days after the purchase whether from the Company or any other source. For the purpose of making purchases, the Plan Administrator will commingle each participant's funds with those of all other participants.

Optional Cash Payments

13.  What are the optional cash payment features of the Plan?

     Participants may make optional cash investments of at least $50 per payment, up to a maximum of $5,000 per month. The same amount of money need not be sent for each investment. There is no obligation, however, to make any optional cash investments to participate in the Plan. Each month, any optional cash payment received from a participant prior to an Investment Date for the month will be used by the Plan Administrator to purchase additional shares of Common Stock for the account of such participant on such Investment Date. Any optional cash payment not received prior to an Investment Date in any month will be used by the Plan Administrator to purchase additional shares for the account of the participant on the Investment Date in the following month. No interest will be paid on optional cash payments held pending investment.

14.  How does a participant make optional cash payments?

     Any shareholder who has submitted a signed Authorization Card is eligible to make optional cash payments at any time. An optional cash payment may be made by a participant when enrolling by enclosing with the Authorization Form a personal check or money order payable to UMB Bank, n.a. Thereafter, a participant may make optional cash investments by delivering to the Plan Administrator a written instruction (using the remittance form attached to the participant's account statement) and a personal check or money order payable to "UMB Bank, n.a." in U.S. Funds. PARTICIPANTS SHOULD NOT SEND CASH.

15.  When should optional cash payments be made?

     Optional cash payments made by a participant and received prior to an Investment Date in any month will be invested on such Investment Date. Optional cash payments not received prior to an Investment Date will be held by the Plan Administrator until the next Investment Date. No interest will be paid by the Plan Administrator on any optional cash payments held pending investment. The method of delivery of any cash investment is at the election of the participant and will be deemed received when actually received by the Plan Administrator.
If delivery is by mail, it is recommended that the mailing be made sufficiently in advance of the relevant Investment Date.

Safekeeping of Certificates

16.  What is the optional Share Safekeeping Service?

     Your stock certificates are valuable documents representing your investment and ownership in the Company. They should be kept in a secure place where they will be protected from loss, theft, or destruction. The Plan's Share Safekeeping Service provides for such protection for your Common Stock certificates by allowing you to deposit all the certificates for Common Stock held by you with the Plan Administrator for safekeeping. The Share Safekeeping Service keeps your Common Stock on deposit in your Plan account at no cost to you.

     At the time you enroll in the Plan, or at any later time, you may use the Plan's Share Safekeeping Service to deposit all Common Stock certificates in your possession with the Plan Administrator. Shares deposited will be transferred into the name of the Plan Administrator (or its nominee) and credited to your account under the Plan. Certificates deposited with the Plan Administrator for safekeeping are treated in the same manner as shares purchased through the Plan, and may be sold or transferred through the Plan.

     To participate in the Share Safekeeping Service, you must complete and return a Safekeeping Deposit Form, along with all Common Stock Certificates to be deposited, to the Plan Administrator by registered, insured mail. THE CERTIFICATES SHOULD NOT BE ENDORSED.

Reports to Participants

17.  What kind of reports will be sent to participants in the Plan?

     Each participant in the Plan will receive a quarterly statement of account from the Plan Administrator. Each participant making an optional cash payment will receive an updated statement after each such optional cash payment is invested. In each instance, the detailed statement will indicate, among other things, the number of shares purchased and the average cost per share. These statements are a record of the cost of purchases of shares under the Plan and should be retained for income tax purposes. In addition, each participant will receive the same communications as every other shareholder, including the Company's Annual Report, Notice of Annual Meeting and Proxy Statement. The Plan Administrator will provide you with the necessary Internal Revenue Service information for reporting dividends on shares in your Plan account.

Certificates for Shares

18. Will certificates be issued for shares of Common Stock purchased under the Plan?

     Certificates for shares of Common Stock purchased under the Plan normally will not be issued to participants. The number of shares credited to a participant's account under the Plan will be shown on the participant's statement of account. This feature protects against loss, theft or destruction of stock certificates.

     A certificate for any number of whole shares credited to an account under the Plan (whether purchased under the Plan or deposited with the Plan Administrator for safekeeping) will be issued upon the written request of the participant. The issuance of such certificate will not terminate participation in the Plan. However, if a participant is not reinvesting his or her cash dividends other than on shares credited to the participant's account under the

Plan, the issuance of a certificate for all such shares will remove them from the Plan and the cash dividends on such shares will not be reinvested thereafter. Any full and fractional shares not issued will continue to be credited to the participant's account and cash dividends on such shares will continue to be reinvested in Common Stock.

     Certificates for fractions of shares will not be issued under any circumstances.

     Shares credited to the account of a participant under the Plan may not be pledged as collateral. A participant who wishes to pledge or assign such shares must request that a certificate for such shares be issued to the participant in his or her name.

19.  How does a participant sell shares held in the Plan?

     A participant may request the Plan Administrator to sell any number of shares, including fractional shares, held in his or her Plan account at any time by giving written instructions to the Plan Administrator. After the receipt of the request, the Plan Administrator will sell the shares on the next Investment Date (or shortly thereafter during months in which dividends are paid). If an account is in the name of joint tenants, each individual whose name is on the account must execute the request to sell shares. The participant or participants will receive the proceeds, less an administrative charge of $5.00 and applicable brokerage commissions, if any. Proceeds from shares sold through the Plan will be paid by check.

20.  How does a participant transfer shares held in the Plan?

     If a participant wishes to transfer the ownership of all, or part of, the shares held in his or her Plan account to another person, whether by gift, private sale or otherwise, the participant may effect such transfer by mailing a properly completed and executed stock assignment (stock power) to the Plan Administrator. Transfers of all or less than all of the participant's shares must be made in whole share amounts, unless transfer is being made to another participant in the Plan, in which case fractional shares may be transferred. If the participant transfers all whole shares in his or her account, any remaining fractional share will remain in the account and dividends on the fractional share, and any optional cash payment, will be invested in Common Stock unless the participant instructs the Plan Administrator to sell the fractional share or to terminate participation in the Plan, in which case the fractional share will be sold and the proceeds (less any sales commission and a handling charge of $5.00) will be mailed directly to the participant.

     Written requests for transfer sent to the Plan Administrator must include the name(s), address and tax identification number of the transferee(s) and be accompanied by an executed stock assignment (stock power) with medallion signature guarantee. The signature(s) on the assignment must correspond with the name(s) on the account.

     If instructions for the transfer of all shares credited to a Plan account are received on or after a dividend record date but before the related dividend payment date, the transfer will not be processed until after the dividend payment date. The dividends on the shares will be reinvested on the dividend payment date and the shares purchased with the dividends will be included in the shares transferred. If instructions for the transfer of less than all shares are received on or after a dividend record date but before the related dividend payment date, the transfer will be processed as soon as practicable and the dividend on the shares that have been transferred, as well as the dividend on the shares remaining in the account, will be reinvested on the dividend payment date and the shares purchased will be credited to the participant's account.

     A stock certificate for the shares transferred will be issued to the transferee(s) and information pertaining to the Plan will be mailed to the transferee(s), unless the transferee(s) already participates in the Plan.

Termination

21.  How does a participant terminate his or her participation in the Plan?

     A participant may terminate participation in the Plan by notifying the Plan Administrator, in writing, that he or she wishes to terminate.

     A notice of termination to be achieved by the sale of shares in the Plan is effective on the next investment date. A notice of termination to be achieved by the transfer of shares in the Plan is normally effective when it is received by the Plan Administrator. However, if the notice to transfer is received on or after a dividend record date and before the related dividend payment date, the notice will be effective after the dividend payment date. The dividend paid on that date, and any optional cash payment, will be invested under the Plan. The notice will be processed after the participant's account has been credited with the shares purchased.

     Dividends paid after termination from the Plan will be paid in cash directly to the shareholder unless he or she elects to re-enroll in the Plan, which may be done at any time.

22.  How are shares distributed upon termination?

     When a participant terminates participation in the Plan, or upon termination of the Plan by the Company, a certificate for whole shares credited to his or her account under the Plan will be issued and a cash payment will be made for any fraction of a share based on the then current market price of the shares of Common Stock of the Company, less any sales commission and a handling charge of $5.00. Upon termination, the participant may request that all of the shares, both whole and fractional, credited to his or her account in the Plan be sold.

Other Information

23.  Does participation in the Plan involve any risk?

     The Plan itself creates no additional risk. The risk to participants is the same as with any other investment in shares of Common Stock of the Company. It is important to recognize, however, that participants do not have control over the price or the time at which Common Stock is purchased or sold for their Plan accounts and participants therefore bear the market risk associated with fluctuations in the price of Common Stock during the period that their investment instructions are being processed by the Plan Administrator. Participants also must recognize that neither the Company nor the Plan Administrator can assure a profit or protect against a loss on the shares purchased under the Plan.

24. What happens if the Company declares a stock split, issues a stock dividend or has a Common Stock rights offering?

     Any shares distributed by the Company as a stock dividend on shares credited to a participant's account, or upon any split of such shares, will be credited to the participant's account and held by the Plan Administrator for safekeeping. Stock dividends distributed on shares registered in the name of a participant that are not held by the Plan Administrator under the Plan, as well as shares distributed on account of any split of such shares, will be mailed directly to the shareholder. In the event that the Company makes available to its shareholders rights to purchase additional shares, debentures or other securities, the Company will deliver any such rights accruing to shares held on behalf of a participant to the Plan Administrator, and the Plan Administrator will then deliver the rights to the participant.

25.  How will a participant's shares be voted at a meeting of shareholders?

     All proxy soliciting material will be forwarded to each participant, and full shares credited to a participant's account under the Plan will be voted in accordance with such participant's direction.

     If a proxy card is not returned or if it is returned unsigned, none of the participant's shares indicated on such card will be voted unless the participant votes in person.

26. What is the responsibility of the Company and the Plan Administrator under the Plan?

    In administering the Plan, neither the Company, the Plan Administrator nor any agent will be liable for any action done in good faith, or for any omission to act in good faith, including, without limitation, any claim of liability arising (a) with respect to the prices at which shares are purchased or sold for your account and the times when such purchases or sales are made, or (b) from any fluctuation in the market value after the purchase or sale of shares, or (c) from continuation of your account until receipt by the Plan Administrator of written notice of termination or written evidence of your death. Nothing in the above paragraph shall be deemed to constitute a waiver of any rights that you might have under the Securities Act of 1933 or other applicable federal laws.

     The participant should recognize that neither the Company nor the Plan Administrator can provide any assurance of a profit or protection against a loss on any shares purchased under the Plan.

27.  May the Plan be changed?

     The Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to all participants as soon as is practicable. Any uninvested funds held by the Plan Administrator at the time of any suspension or termination of the Plan will be remitted by the Plan Administrator to the participants. The Company also reserves the right to terminate any participant's participation in the Plan at any time.

     As of the date of this Prospectus, the Company has authorized the issuance of up to 3,000,000 shares of Common Stock pursuant to the Plan. As of September 15, 2000, 1,893,633 shares have been issued pursuant to the Plan. If all 3,000,000 shares are issued pursuant to the Plan and no further shares are authorized by the Company, the Plan will be discontinued.

28.  How is the Plan to be interpreted?

     Any question of interpretation arising under the Plan will be determined by the Company.

29. What about foreign participants in the Plan whose dividends are subject to income tax withholding?

     In the case of a foreign shareholder who is participating in the Plan and whose dividends are subject to United States Income Tax Withholding, the Plan Administrator will purchase Common Stock in an amount equal to the net cash dividend, after the deduction of taxes withheld. Amounts received from foreign shareholders under optional cash payment provisions of the Plan must be in U.S. dollars.

                       FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is provided for purposes of general information only. Participants are advised to consult their own tax advisors to determine how the federal income tax laws apply to their own situations.

     Generally, to the extent cash dividends are declared and distributed by the Company from its current year or accumulated earnings and profits, any dividends reinvested under the Plan will be taxable as ordinary income to the participant, even though the participant does not receive cash. Thus, participants are taxed on dividends in the same manner as shareholders who are not participants in the Plan. This means that the amount of the dividend which is reinvested will be taxable as ordinary income in the year the dividend is paid.

     Upon withdrawals from or termination of the Plan, participants will not realize federal taxable income when they receive certificates for whole shares that have been credited to their accounts under the Plan. However, a participant who receives a cash adjustment for a fractional share credited to his account may realize a gain or loss.

     Gain or loss may also be realized by the participant when whole shares are sold by the participant after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount the participant receives for his shares and his tax basis. The tax basis of any shares acquired through the Plan with reinvested dividends or optional cash payments generally will be equal to the amount paid for the shares. Gains or losses upon the sale of shares held for more than one year are classified as long-term, while gains or losses attributable to shares held for less than one year are classified as short-term. Generally, sales and exchanges classified as long-term are subject to a reduction in the tax rate applicable to the gain. There is a further tax rate reduction on assets held more than five years which are acquired (or deemed to be acquired) after December 31, 2000. Capital gains are generally taxed to corporations in the same manner as ordinary income (although the technical distinction between capital gains and ordinary income is retained). The holding period for shares acquired through the Plan will begin on the day after the purchase date.

     In the case of any participant as to whom federal income tax withholding on dividends is required, the Plan Administrator will make dividend reinvestment net of the amount of tax required to be withheld.

                                LEGAL MATTERS

     Certain legal matters in connection with the securities offered hereby will be passed upon for the Company by Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C., 700 Walnut Street, Suite 1600, Des Moines, Iowa 50309-3899.

                                   EXPERTS

     The consolidated financial statements and schedules of EMC Insurance Group Inc. and Subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 are incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, whose report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                               INDEMNIFICATION

     The Iowa Business Corporation Act makes provision for the indemnification of directors and officers in terms sufficiently broad to indemnify such persons from liability (including reimbursements for expenses incurred) arising under the Securities Act of 1933. Generally, indemnification is permissible if (i) the person acted in good faith and, (ii) if acting in the person's official capacity, in a manner reasonably believed to be in the best interests of the Company and, in all other cases, that the person's conduct was at least not opposed to the Company's best interests and, (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. The By-Laws of the Company provide for indemnification of officers, directors, employees, or agents as permitted under the Iowa Business Corporation Act or as otherwise permitted by law.

     The Plan provides for indemnification to the full extent permitted by law of any person in connection with any proceeding, suit or action brought by reason of any action taken or not taken under the Plan while such person was a member of the Board of Directors of Employers Mutual or the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL.

     THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              TABLE OF CONTENTS

                                                                      PAGE

AVAILABLE INFORMATION ................................................  4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ......................  4
THE COMPANY ..........................................................  6
USE OF PROCEEDS ......................................................  6
THE PLAN .............................................................  6
     Description of the Plan .........................................  6
     Purpose .........................................................  6
     Features ........................................................  7
     Administration ..................................................  7
     Participation ...................................................  8
     Costs ...........................................................  9
     Purchases ....................................................... 10
     Optional Cash Payments .......................................... 11
     Safekeeping of Certificates ..................................... 12
     Reports to Participants ......................................... 13
     Certificates for Shares ......................................... 13
     Termination ..................................................... 15
     Other Information ............................................... 15
FEDERAL INCOME TAX CONSEQUENCES ...................................... 17
LEGAL MATTERS ........................................................ 18
EXPERTS .............................................................. 18
INDEMNIFICATION ...................................................... 19

                           EMC INSURANCE GROUP INC.

                                 COMMON STOCK

                           OFFERED PURSUANT TO ITS
                             AMENDED AND RESTATED
                          DIVIDEND REINVESTMENT AND
                         COMMON STOCK PURCHASE PLAN
                      _________________________________

                                  PROSPECTUS
                      _________________________________

                              SEPTEMBER 15, 2000
                      _________________________________

                                   Part II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following are the estimated expenses to be incurred by the Company in connection with the offering described in this registration statement:

     Legal fees and expenses ...................................... $2,000
     Accounting fees and expenses ................................. $1,400
     SEC registration fee ......................................... $2,014
                                                                    ------
                                      Total ....................... $5,414

                      =================================

Item 15.  Indemnification of Directors and Officers.

     Reference is made to the discussion in the Prospectus under the heading "Indemnification", which describes the indemnification against certain liabilities which may be available to directors and officers of EMC Insurance Group Inc. and Employers Mutual Casualty Company in connection with the Plan.

Item 16.  Exhibits.

     5 Opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C. with respect to the legality of the securities being registered.

    23.1 Consent of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C. (included in Exhibit 5 hereto).

    23.2  Consent of KPMG LLP.

    24    Power of Attorney.

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

     (1) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

     (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on September 15, 2000.

                                       EMC INSURANCE GROUP INC.



                                       By: /s/  Bruce G. Kelley
                                           --------------------------------
                                           Bruce G. Kelley
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                                                               Date

By:  /s/ Bruce G. Kelley                                   September 15, 2000
     ---------------------------------------
     Bruce G. Kelley
     President, Treasurer and Chief Executive
         Officer


By:  /s/ Mark E. Reese                                     September 15, 2000
     ----------------------------------------
     Mark E. Reese
     Vice President - Chief Financial Officer
         (Principal Accounting Officer)


By:  /s/ George C. Carpenter, III    *                     September 15, 2000
     ----------------------------------------
     George C. Carpenter, III, Director


By:  /s/ E. H. Creese                *                     September 15, 2000
     ----------------------------------------
     E. H. Creese, Director

By:  /s/ David J. Fisher             *                     September 15, 2000
     ----------------------------------------
     David J. Fisher, Director


By:  /s/ George W. Kochheiser        *                     September 15, 2000
     ----------------------------------------
     George W. Kochheiser, Chairman of
          the Board of Directors


By:  /s/ Raymond A. Michel           *                     September 15, 2000
    -----------------------------------------
    Raymond A. Michel, Director


By:  /s/  Fred A. Schiek             *                     September 15, 2000
     ----------------------------------------
     Fred A. Schiek, Director


          * By /s/ Mark E. Reese                           September 15, 2000
               ------------------------------
               Mark E. Reese
               (Attorney-in-Fact)

                              INDEX TO EXHIBITS


     Exhibit  Number                   Item

            5 Opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C. with respect to the legality of the securities being registered.

           23.1 Consent of Nyemaster, Goode, Voigts, West, Hansell & O'Brien, P.C. (included in Exhibit 5 hereto).

           23.2         Consent of KPMG LLP.

           24           Power of Attorney.